Exhibit 6

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Amendment No. 1 to the Schedule 13D filed herewith relating to the ordinary shares, par value NIS 0.015 per share, of RADA Electronic Industries Ltd. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Dated: August 29, 2016

DBSI INVESTMENTS LTD.
/s/ Barak Dotan
Barak Dotan
Director

/s/ Yossi Ben Shalom
Yossi Ben Shalom
Director

/s/ Barak Dotan
BARAK DOTAN

/s/ Yossi Ben Shalom
YOSSI BEN SHALOM